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                                                                   Exhibit 10.13

                              ENDORSEMENT AGREEMENT


This Endorsement Agreement is made and entered into this 19th day of December, 1996 by and between Level Best Golf, Inc. (hereinafter referred to as "Company") and Andy North (hereinafter referred to as AN).

WITNESSETH:

         WHEREAS, AN is recognized and widely known as a highly skilled professional golfer; and

         WHEREAS, AN by virtue of his ability and extensive experience, has acquired a secondary meaning in the mind of Company's target marketplace; and

         WHEREAS, Company is engaged in the sale of golf training aids, among other things, and is desirous of acquiring a non-exclusive right to utilize AN's name in connection with the advertisement, promotion and sale of a Company product; and

         WHEREAS, AN has agreed to authorize such use upon the terms and conditions hereinafter contained;

         NOW, THEREFORE, for and in consideration of the promises and mutual covenants herein set forth and for other good and valuable consideration, it is agreed to as follows:

1)       DEFINITIONS.

         As used herein, the terms set forth below shall be defined as follows:

         (a) "Athlete Endorsement" shall mean the name, likeness, photograph, and written endorsement of AN. The endorsement applies to any packaging of the product and written or print advertising. It does not apply to any other means of advertising.

         (b) "Endorsed Product" shall mean each part of the "Angle Iron" named product manufactured, promoted, advertised and sold by Company. Other products manufactured, promoted and advertised by Company are not considered an "Endorsed Product" under the terms of this agreement.

         (c) "Contract Territory" shall mean the entire world.

         (d) "Contract Period" shall mean that period of time commencing December 19, 1996, and concluding January 31, 1999, unless sooner terminated in accordance with terms and conditions in paragraph 9 & 10. In the event that the contract is terminated and sales of the Angle Iron continue, AN shall be entitled to royalties thereon as covered in 6 (a) and (b) if the

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product in any way uses AN's name or image to promote product or uses instructional video with AN's image.

2)       AN TO PROMOTE THE ENDORSED PRODUCT.

         AN agrees to promote the Endorsed Product during the term of this Agreement.

3)       RETENTION OF ENDORSED RIGHTS.

         Company agrees that AN shall retain all rights in and to this Athlete Endorsement and shall not be prevented from using or permitting or licensing others to use his name or endorsement in connection with the promotion, advertisement, or sale of any product or service in the Contract Territory during the contract period. Company further agrees that upon termination of this Endorsement Agreement for any reason, whatsoever, it will cease using the Athlete Endorsement, the name "Andy North" or any facsimile thereof, for any purpose, provided, however, that existing printed materials may be utilized until consumed or exhausted provided that the payments specified in Paragraph 6 hereof are made in a timely manner.

4)       FILM, AND/OR PHOTO SHOOTS.

         AN agrees, when requested by Company, to make himself available for a two day production shoot on behalf of Company at a time and a place mutually convenient to AN and Company.

         (a) AN will receive $15,000 for his participation in the production of instructional video and infomercial for Angle Iron. Said fee to be paid as follows:

         $7,500 will be due upon signing of this agreement and $7,500 will be due upon completion of Film/Photo shoot.

         (b) AN will allow LBG to use his likeness on sales materials, print ads, packaging and videos associated with Angle Iron, provided prior approval has been given by AN.

5)       APPROVAL OF ADVERTISING.

         Company agrees to provide AN for approval a copy of all advertising, promotional, and packaging materials to be used in connection with the Athlete Endorsement at least ten (10) days prior to their release to the general public, and Company further agrees that the same shall not be released without the prior approval of AN. The failure of AN to approve or disapprove within ten (10) days shall constitute approval to use. AN agrees that he shall not unreasonably disapprove any advertising or promotional material submitted hereunder.

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6)       ROYALTY PAYMENT.

         In consideration of the rights and benefits granted to Company hereunder, Company agrees to pay AN the following compensation in addition to the filming fee in Paragraph 4 (a):

         (a) A total of $.50 for each unit of Endorsed Product sold by Company. Company agrees to provide quarterly sales reports and make all royalty payments within thirty (30) days after the end of each quarter.

7)       PAYMENTS TO AN.

         All payments to be made to AN pursuant to the terms hereof shall be made by check drawn in U.S. Dollars to the order of Andy North and mailed to him at the address set forth in Paragraph 15 below.

8)       TIME IS OF THE ESSENCE.

         Company acknowledges and agrees that time is of the essence in the payment of all compensation due Athlete hereunder.

9)       SPECIAL RIGHT OF TERMINATION BY AN.

         AN shall have the right to terminate this Agreement upon Company's failure to cure within thirty (30) days of receipt or prior written notice to Company in the event of occurrence of any of the following contingencies:

         (a) If Company is adjudicated insolvent, declares bankruptcy or fails to continue its business of selling Endorsed Services; or

         (b) If Company fails to make timely payment to AN of any sums due pursuant to this Agreement.

10)      SPECIAL RIGHT OF TERMINATION BY COMPANY.

         Company shall have the right to terminate this Agreement upon thirty
(30) days prior written notice to AN or his representatives in the event of the occurrence of any of the following contingencies:

         (a) In the event of AN death during the Contract Period;

         (b) In the event AN is convicted of a felony.


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11)      PAYMENT IN EVENT OF TERMINATION.

         In the event of termination pursuant to Paragraph 10 or 11 above, the parties agree that the compensation due AN pursuant to Paragraph 6 shall be paid to the date of termination only, except as provided in Paragraph 3 hereof.

12)      INDEMNITY.

         Company agrees to protect, indemnify and hold AN harmless from and against any and all expenses, damages, claims, suits, actions, judgments and cost whatsoever, including attorney's fees, arising out of, or in any way connected with, any claim action which arises from the use of the Endorsed Services, the use of the AN Endorsement, or the performance of AN's obligations hereunder. The Company agrees to purchase liability coverage which will include "products liability" coverage and will name AN as additional named insureds. Such insurance shall remain in full force during the term of this Agreement.

13)      WAIVER.

         The failure of Company or AN at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as continuing waiver or relinquishment thereof and either may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

14)      ASSIGNMENT.

         Neither party shall have any right to grant sublicenses hereunder or to otherwise assign, transfer, alienate, encumber or hypothecate any of its rights or obligations hereunder without the express prior written consent of the other party, except that AN shall have the right to assign the financial benefits hereof and Company hereby consents to such assignment.

15)      NOTICES.

         All notices, statements and payments required hereunder shall be sent by first class mail (or any form superior thereto) to the parties at the following addresses, or to such other address as either may from time to time designate to the other.

         Andy North                                  Andy North
                                                     3289 High Point Rd.
                                                     Madison, WI 53719

         Level Best Golf, Inc.                       Level Best Golf, Inc.
         Attn:  Greg Solomon                         14561 58th St. N.
                                                     Clearwater, FL 34620


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16)      COMPANY/AN RELATIONSHIP.

         AN's performance of services for company hereunder shall be in his capacity as an independent contractor. Accordingly, nothing contained in this Agreement shall be construed as establishing an employer/employee, partnership or joint venture relationship between Company and AN. AN shall be solely responsible for payment of all taxes on compensation received hereunder.

17)      RIGHT TO CONTRACT.

         Each party hereto represents to the other that it is authorized to enter into this Agreement and to provide the service; to be provided hereunder and that the exercise of the rights granted to the other party hereunder will not conflict with any commitments or agreements previously entered into between the party so representing and any other party.

18)      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts entered into and wholly to be performed within the State of Florida and, in the event of any litigation arising out this Agreement, venue shall be in the Courts of the State of Florida.

19)      SIGNIFICANCE OF PARAGRAPH HEADING.

         Paragraph heading contained hereunder are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in the case of any question with respect to the construction of this Agreement, it is construed as though such paragraph headings had been omitted.

20)      SEVERABILITY.

         Every provision of this Agreement is severable. If any term or provision herein is held to be illegal for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement or other provision.

21)      ENTIRE AGREEMENT.

         This Agreement constitutes the entire understanding between AN and Company, and cannot be altered or modified except by an agreement in writing signed by both parties. Upon its execution, this Agreement shall supersede all prior negotiations, understandings and agreements, whether oral or written, such prior agreements shall thereupon be null and void and without further legal effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



/s/ Andy North                                                    1/8/97
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Andy North                                                        Date



/s/ Greg Solomon                                                  1/6/97
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Greg Solomon, Executive Vice President                            Date
Level Best Golf, Inc.